              Restatement of the Company's Statements of Operation (Unaudited), excluding extraordinary items to include Concentra Managed Care, Inc.'s February 24, 1998 acquisition of Preferred Payment Systems, Inc. for the three years ended December 31, 1995, 1996 and 1997

                           in thousands, except per share data



                                             Year Ended                                                               Year Ended
                                            December 31,           Quarter      Quarter      Quarter       Quarter   December 31,
                                          1995         1996         Q1-97        Q2-97        Q3-97         Q4-97       1997
                                        ---------    --------      -------      -------      -------       -------   ----------

Field Case Management                   $106,462     $118,864      $32,389      $34,632      $35,150       $36,552     $138,723
Cost Containment                          61,907       83,784       28,370       33,431       40,094        41,024      142,919
                                        ---------    --------      -------      -------      -------       -------     --------
   Subtotal Managed Care                 168,369      202,648       60,759       68,063       75,244        77,576      281,642
Health Services                          136,986      170,035       46,383       52,665       55,968        57,221      212,237
                                        ---------    --------      -------      -------      -------       -------     --------
Total Revenues                           305,355      372,683      107,142      120,728      131,212       134,797      493,879

Cost of Sales-Managed Care               135,636      159,174       47,357       53,189       57,114        59,603      217,263
Cost of sales-HS                         107,284      130,754       35,805       38,411       40,009        44,762      158,987
                                        ---------    --------      -------      -------      -------       -------     --------
Total Cost of Sales                      242,920      289,928       83,162       91,600       97,123       104,365      376,250

Gross Profit-Managed Care                 32,733       43,474       13,402       14,874       18,130        17,973       64,379
Gross Profit-HS                           29,702       39,281       10,578       14,254       15,959        12,459       53,250
                                        ---------    --------      -------      -------      -------       -------     --------
Total Gross Profit                        62,435       82,755       23,980       29,128       34,089        30,432      117,629

General & Admin. Exp.                     30,220       33,155        9,033        9,980       10,311        10,684       40,008
Amortization Expense                       1,871        3,442        1,235        1,165        1,576         1,969        5,945
Non-recurring Charge                         898          964                                 38,625                     38,625
                                        ---------    --------      -------      -------      -------       -------     --------
Operating Income                          29,446       45,194       13,712       17,983      (16,423)       17,779       33,051

Interest Expense                           5,499        3,741        2,427        2,765        3,702         3,773       12,667
Interest Income                             (860)        (859)        (851)        (781)        (582)          (83)      (2,297)
Other Expense                                561          836          327          482          226           584        1,619
                                        ---------    --------      -------      -------      -------       -------     --------
Pretax Income                             24,246       41,476       11,809       15,517      (19,769)       13,505       21,062

Income Tax (1)                            10,401       16,167        4,729        6,077       (2,221)        5,288       13,873
                                        ---------    --------      -------      -------      -------       -------     --------
Net Income (1)                          $ 13,845     $ 25,309      $ 7,080      $ 9,440     ($17,548)      $ 8,217     $  7,189
                                        ---------    --------      -------      -------      -------       -------     --------
                                        ---------    --------      -------      -------      -------       -------     --------

Net Income                                13,845       25,309        7,080        9,440      (17,548)        8,217        7,189
Interest on CSE, net of tax                    0          290           77           77            0            77          308
                                        ---------    --------      -------      -------      -------       -------     --------
Diluted Net Income                        13,845       25,599        7,157        9,517      (17,548)        8,294        7,497

Earnings Per Share - Basic                  0.41         0.63         0.17         0.22        (0.41)         0.19         0.17
Earnings Per Share - Fully Diluted          0.39         0.59         0.15         0.21        (0.41)         0.17         0.16

Basic Weighted Ave. Shares O/S            33,810       40,411       42,383       42,494       42,876        43,346       42,774
Common Share Equivalent                    2,129        2,933        3,926        3,843        1,448         4,447        4,121
                                        ---------    --------      -------      -------      -------       -------     --------
Fully Diluted                             35,939       43,344       46,309       46,337       44,324        47,793       46,895

As a Percentage of Revenue:
  Gross Profit-MC                          19.44%       21.45%       22.06%       21.85%       24.09%        23.17%       22.86%
  Gross Profit-HS                          21.68%       23.10%       22.81%       27.07%       28.51%        21.77%       25.09%
                                        ---------    --------      -------      -------      -------       -------     --------
  Gross Profit-TOTAL                       20.45%      22.21%        22.38%       24.13%       25.98%        22.58%       23.82%
  General & Administrative                  9.90%       8.90%         8.43%        8.27%        7.86%         7.93%        8.10%
  Operating Income                          9.64%      12.13%        12.80%       14.90%      -12.52%        13.19%        6.69%
  Tax Rate                                 42.90%      38.98%        40.05%       39.16%       11.23%        39.16%       65.87%
  Net Income                                4.53%       6.79%         6.61%        7.82%      -13.37%         6.10%        1.46%


NOTE: Above results exclude 1995 extraordinary item

(1) Net income and earnings per share for all periods presented have been calculated as if Preferred Payment Systems, Inc. ("PPS") had been subject to federal and state income taxes for all periods presented, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its acquisition during the first quarter of 1998 by the Company, PPS elected to be taxed as an S corporation, and accordingly, was not subject to federal and state income taxes in certain jurisdictions.